CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential World Fund, Inc. of our report dated December 18, 2024, relating to the financial statements and financial highlights, which appears in PGIM Jennison Emerging Markets Equity Opportunities Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 20, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential World Fund, Inc. of our report dated December 18, 2024, relating to the financial statements and financial highlights, which appears in PGIM Jennison Global Opportunities Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 20, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential World Fund, Inc. of our report dated December 18, 2024, relating to the financial statements and financial highlights, which appears in PGIM Jennison International Opportunities Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 20, 2024